For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2024 Second Quarter Results

–Sales increased 3% to $4.8 billion; organic sales increased 3%
–Segment operating margin was 21.1%, or a record 24.5% adjusted, an increase of 300 basis points
–EPS were $5.23, or a record $6.15 adjusted, an increase of 29%
–Company increases outlook for segment operating margin and EPS

CLEVELAND, February 1, 2024 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2024 second quarter ended December 31, 2023. Sales were a record at $4.8 billion, an increase of 3%, compared with $4.7 billion in the second quarter of fiscal 2023. Net income was $681.9 million compared with $395.2 million in the prior year quarter. Adjusted net income was $802.4 million, an increase of 30% compared with $618.9 million in the second quarter of fiscal 2023. Earnings per share were $5.23 compared with $3.04 in the prior year quarter. Adjusted earnings per share increased 29% to $6.15 compared with $4.76 in the second quarter of fiscal 2023. Fiscal 2024 year-to-date cash flow from operations increased 26% to $1.4 billion, or 14.0% of sales, compared with $1.1 billion, or 12.1% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“We continue to produce exceptional results that reflect the strength of our portfolio and our ability to execute at a high level, underpinned by our business system, The Win Strategy™," said Chairman and Chief Executive Officer, Jenny Parmentier. “Our adjusted operating margin increased by 300 basis points year-over-year, as we saw meaningful margin improvement in every segment. Strong aerospace and defense results, including synergies from the Meggitt acquisition, were a key driver of performance in the quarter. We continued to generate strong cash flow and direct it towards reducing debt. Our results are a testament to the dedication and persistence of our global teams.”

Segment Results
Diversified Industrial Segment: North American second quarter sales decreased 1% to $2.1 billion and operating income was $461.9 million compared with $419.9 million in the same period a year ago. On an adjusted basis, North American operating income was $510.4 million, or 24.2% of sales, a 240 basis point increase compared with the second quarter of fiscal 2023. International second quarter sales were flat at $1.4 billion and operating income was $290.5 million compared with $285.5 million in the same period a year ago. On an adjusted basis, International operating income was $323.4 million, or 23.0% of sales, a 110 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: Second quarter sales increased 15% to $1.3 billion and operating income was $263.1 million compared with $8.8 million in the same period a year ago. On an adjusted basis, operating income was $346.9 million, or 26.5% of sales, a 590 basis point increase compared with the prior year quarter.

Orders
The company reported the following orders for the quarter ending December 31, 2023, compared with the same quarter a year ago:
· Orders increased 2% for total Parker
· Orders decreased 4% in the Diversified Industrial North America businesses
· Orders decreased 5% in the Diversified Industrial International businesses
· Orders increased 21% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker's outlook for the fiscal year ending June 30, 2024 has been updated. The company expects total sales growth in fiscal 2024 to be in the range of 3% to 5%; total segment operating margin in the range of 20.7% to 21.1%, or 24.1% to 24.5% on an adjusted basis; and earnings per share in the range of $20.00 to $20.60, or $23.90 to $24.50 on an adjusted basis. Reconciliations of forecasted segment operating margin to adjusted forecasted segment operating margin and forecasted earnings per share to adjusted forecasted earnings per share are included in the financial tables of this press release.

Parmentier added, “We are increasing our outlook for fiscal 2024 and expect another year of record performance. We will continue to stay focused on executing the Win Strategy and leveraging the growth in aerospace markets. Our future looks very bright supported by favorable secular growth trends and further opportunities to improve our customer experience.”

NOTICE OF WEBCAST: Parker Hannifin's webcast to discuss its fiscal 2024 second quarter results is available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 67 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. Beginning in the third quarter of fiscal 2023, all comparisons include acquisitions in both the numerator and denominator and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; and (e) organic sales growth. The adjusted net income, earnings per share, segment operating margin, segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Net sales	$4,820,947	$4,674,811	$9,668,435	$8,907,586
Cost of sales	3,101,962	3,236,812	6,199,311	6,032,268
Selling, general and administrative expenses	806,802	814,966	1,680,493	1,650,770
Interest expense	129,029	146,931	263,497	264,725
Other income, net	(85,011)	(40,641)	(163,466)	(60,265)
Income before income taxes	868,165	516,743	1,688,600	1,020,088
Income taxes	186,108	121,282	355,471	236,590
Net income	682,057	395,461	1,333,129	783,498
Less: Noncontrolling interests	206	224	451	407
Net income attributable to common shareholders	$681,851	$395,237	$1,332,678	$783,091

Earnings per share attributable to common shareholders:
Basic earnings per share	$5.31	$3.08	$10.38	$6.10
Diluted earnings per share	$5.23	$3.04	$10.23	$6.03

Average shares outstanding during period - Basic	128,426,247	128,313,322	128,449,398	128,369,162
Average shares outstanding during period - Diluted	130,367,351	130,045,013	130,314,326	129,961,696

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2023	2022	2023	2022
Cash dividends per common share	$1.48	$1.33	$2.96	$2.66

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Sales growth - as reported	3.1%	22.2%	8.5%	17.4%
Adjustments:
Acquisitions	—%	16.5%	5.6%	10.2%
Divestitures	(0.3)%	(0.5)%	(0.4)%	(0.3)%
Currency	0.5%	(4.1)%	0.7%	(4.7)%
Organic sales growth	2.9%	10.3%	2.6%	12.2%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023				Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Net income attributable to common shareholders	$681,851	$395,237	$1,332,678	$783,091
Adjustments:
Acquired intangible asset amortization expense	142,027	142,256	297,547	229,270
Business realignment charges	14,354	5,378	27,446	9,239
Integration costs to achieve	10,014	33,418	16,420	45,409
Acquisition-related expenses	—	1,983	—	162,241
Loss on deal-contingent forward contracts	—	—	—	389,992
Net gain on divestitures	(12,391)	—	(25,651)	(372,930)
Amortization of inventory step-up to fair value	—	111,973	—	130,331
Tax effect of adjustments[1]	(33,476)	(71,391)	(69,624)	(142,246)
Adjusted net income attributable to common shareholders	$802,379	$618,854	$1,578,816	$1,234,397

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2023	2022	2023	2022
Earnings per diluted share	$5.23	$3.04	$10.23	$6.03
Adjustments:
Acquired intangible asset amortization expense	1.09	1.09	2.28	1.76
Business realignment charges	0.11	0.04	0.21	0.07
Integration costs to achieve	0.08	0.26	0.13	0.35
Acquisition-related expenses	—	0.02	—	1.26
Loss on deal-contingent forward contracts	—	—	—	3.00
Net gain on divestitures	(0.10)	—	(0.20)	(2.87)
Amortization of inventory step-up to fair value	—	0.86	—	1.00
Tax effect of adjustments[1]	(0.26)	(0.55)	(0.53)	(1.09)
Adjusted earnings per diluted share	$6.15	$4.76	$12.12	$9.51

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Net sales
Diversified Industrial:
North America	$2,110,203	$2,140,685	$4,340,109	$4,272,445
International	1,404,270	1,397,699	2,792,892	2,752,712
Aerospace Systems	1,306,474	1,136,427	2,535,434	1,882,429
Total net sales	$4,820,947	$4,674,811	$9,668,435	$8,907,586
Segment operating income
Diversified Industrial:
North America	$461,850	$419,921	$967,903	$872,907
International	290,484	285,520	591,185	579,460
Aerospace Systems	263,112	8,793	489,372	100,944
Total segment operating income	1,015,446	714,234	2,048,460	1,553,311
Corporate general and administrative expenses	49,902	48,901	105,558	100,561
Income before interest expense and other expense	965,544	665,333	1,942,902	1,452,750
Interest expense	129,029	146,931	263,497	264,725
Other (income) expense, net	(31,650)	1,659	(9,195)	167,937
Income before income taxes	$868,165	$516,743	$1,688,600	$1,020,088

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial North America sales	$2,110,203	$2,140,685	$4,340,109	$4,272,445

Diversified Industrial North America operating income	$461,850	$419,921	$967,903	$872,907
Adjustments:
Acquired intangible asset amortization	44,699	44,358	89,382	90,632
Business realignment charges	3,250	1,338	5,834	1,471
Integration costs to achieve	562	1,270	1,507	1,317
Adjusted Diversified Industrial North America operating income	$510,361	$466,887	$1,064,626	$966,327

Diversified Industrial North America operating margin	21.9%	19.6%	22.3%	20.4%
Adjusted Diversified Industrial North America operating margin	24.2%	21.8%	24.5%	22.6%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial International sales	$1,404,270	$1,397,699	$2,792,892	$2,752,712

Diversified Industrial International operating income	$290,484	$285,520	$591,185	$579,460
Adjustments:
Acquired intangible asset amortization	22,610	16,819	45,878	33,624
Business realignment charges	10,035	3,039	20,090	4,918
Integration costs to achieve	309	425	503	564
Adjusted Diversified Industrial International operating income	$323,438	$305,803	$657,656	$618,566

Diversified Industrial International operating margin	20.7%	20.4%	21.2%	21.1%
Adjusted Diversified Industrial International operating margin	23.0%	21.9%	23.5%	22.5%

(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Aerospace Systems sales	$1,306,474	$1,136,427	$2,535,434	$1,882,429

Aerospace Systems operating income	$263,112	$8,793	$489,372	$100,944
Adjustments:
Acquired intangible asset amortization	74,718	81,079	162,287	105,014
Business realignment charges	(123)	1,001	330	2,850
Integration costs to achieve	9,143	31,723	14,410	43,528
Amortization of inventory step-up to fair value	—	111,973	—	130,331
Adjusted Aerospace Systems operating income	$346,850	$234,569	$666,399	$382,667

Aerospace Systems operating margin	20.1%	0.8%	19.3%	5.4%
Adjusted Aerospace Systems operating margin	26.5%	20.6%	26.3%	20.3%

(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Total net sales	$4,820,947	$4,674,811	$9,668,435	$8,907,586

Total segment operating income	$1,015,446	$714,234	$2,048,460	$1,553,311
Adjustments:
Acquired intangible asset amortization	142,027	142,256	297,547	229,270
Business realignment charges	13,162	5,378	26,254	9,239
Integration costs to achieve	10,014	33,418	16,420	45,409
Amortization of inventory step-up to fair value	—	111,973	—	130,331
Adjusted total segment operating income	$1,180,649	$1,007,259	$2,388,681	$1,967,560

Total segment operating margin	21.1%	15.3%	21.2%	17.4%
Adjusted total segment operating margin	24.5%	21.5%	24.7%	22.1%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	December 31,	June 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Assets
Current assets:
Cash and cash equivalents	$382,815	$475,182	$756,055
Marketable securities and other investments	11,053	8,390	21,611
Trade accounts receivable, net	2,611,404	2,827,297	2,578,045
Non-trade and notes receivable	321,680	309,167	371,474
Inventories	3,092,923	2,907,879	3,095,722
Prepaid expenses and other	309,985	306,314	462,093
Total current assets	6,729,860	6,834,229	7,285,000
Property, plant and equipment, net	2,905,744	2,865,030	2,839,524
Deferred income taxes	77,256	81,429	133,348
Investments and other assets	1,156,710	1,104,576	1,206,194
Intangible assets, net	8,153,468	8,450,614	8,387,917
Goodwill	10,671,897	10,628,594	10,668,904
Total assets	$29,694,935	$29,964,472	$30,520,887

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$3,681,167	$3,763,175	$1,994,333
Accounts payable, trade	1,971,943	2,050,934	1,966,757
Accrued payrolls and other compensation	472,243	651,319	453,037
Accrued domestic and foreign taxes	302,113	374,571	236,227
Other accrued liabilities	1,069,607	895,371	1,053,049
Total current liabilities	7,497,073	7,735,370	5,703,403
Long-term debt	8,108,696	8,796,284	12,025,860
Pensions and other postretirement benefits	482,752	551,510	807,124
Deferred income taxes	1,579,197	1,649,674	1,751,321
Other liabilities	714,838	893,355	898,703
Shareholders' equity	11,302,578	10,326,888	9,322,380
Noncontrolling interests	9,801	11,391	12,096
Total liabilities and equity	$29,694,935	$29,964,472	$30,520,887

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Six Months Ended December 31,
(Dollars in thousands)	2023	2022
Cash flows from operating activities:
Net income	$1,333,129	$783,498
Depreciation and amortization	468,165	383,725
Stock incentive plan compensation	108,061	89,709
Gain on sale of businesses	(25,964)	(377,251)
Loss (gain) on disposal of property, plant and equipment	5,097	(2,551)
Gain on marketable securities	(96)	(1,354)
Gain on investments	(1,384)	(2,929)
Net change in receivables, inventories and trade payables	(42,804)	112,216
Net change in other assets and liabilities	(407,366)	(112,066)
Other, net	(84,851)	203,137
Net cash provided by operating activities	1,351,987	1,076,134
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2022)	—	(7,146,110)
Capital expenditures	(204,117)	(185,704)
Proceeds from sale of property, plant and equipment	1,360	11,632
Proceeds from sale of businesses	74,595	447,300
Purchases of marketable securities and other investments	(9,396)	(25,198)
Maturities and sales of marketable securities and other investments	6,880	30,594
Payments of deal-contingent forward contracts	—	(1,405,418)
Other	(438)	251,174
Net cash used in investing activities	(131,116)	(8,021,730)
Cash flows from financing activities:
Net payments for common stock activity	(136,394)	(119,944)
Acquisition of noncontrolling interests	(2,883)	—
Net (payments for) proceeds from debt	(784,847)	1,536,211
Financing fees paid	—	(8,911)
Dividends paid	(381,115)	(342,360)
Net cash (used in) provided by financing activities	(1,305,239)	1,064,996
Effect of exchange rate changes on cash	(7,999)	(11,221)
Net decrease in cash, cash equivalents and restricted cash	(92,367)	(5,891,821)
Cash, cash equivalents and restricted cash at beginning of year	475,182	6,647,876
Cash and cash equivalents at end of period	$382,815	$756,055

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2023	Exhibit 99.1
RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2024
Forecasted segment operating margin	20.7% to 21.1%
Adjustments:
Business realignment charges	0.3%
Costs to achieve	0.2%
Acquisition-related intangible asset amortization expense	2.9%
Adjusted forecasted segment operating margin	24.1% to 24.5%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2024
Forecasted earnings per diluted share	$20.00 to $20.60
Adjustments:
Business realignment charges	0.54
Costs to achieve	0.27
Acquisition-related intangible asset amortization expense	4.45
Net gain on divestitures	(0.20)
Tax effect of adjustments[1]	(1.16)
Adjusted forecasted earnings per diluted share	$23.90 to $24.50

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.